UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (or date of earliest event reported): November 1, 2023
_____________________
loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
_____________________

Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6561 Irvine Center Drive
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Joint Omnibus Amendment

On November 1, 2023, loanDepot.com, LLC, a Delaware limited liability company and an indirect subsidiary of loanDepot, Inc. (the “Company”), as seller, entered into a Joint Omnibus Amendment No. 4 to the Series 2017-VF1 Repurchase Agreement, Amendment No. 2 to the Series 2021-PIAVF1 Repurchase Agreement, Amendment No. 3 to the Series 2021-SAVF1 Repurchase Agreement, Amendment No. 6 to the Series 2017-VF1 Pricing Side Letter, Amendment No.4 to the Series 2021-PIAVF1 Pricing Side Letter and the Series 2021-SAVF1 Pricing Side Letter (the “Omnibus Amendment”) with Atlas Securitized Products, L.P. (the “Administrative Agent”), and Nexera Holding LLC (the “Buyer”). The Administrative Agent, the Buyer and the Company entered into: (a) that certain Amended and Restated Series 2017-VF1 Master Repurchase Agreement, dated as of November 15, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2017-VF1 Repurchase Agreement”) and the related Eighth Amended and Restated Series 2017-VF1 Pricing Side Letter, dated as of November 15, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2017-VF1 Pricing Side Letter”), (b) that certain Series 2021-SAVF1 Master Repurchase Agreement, dated as of November 15, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2021-SAVF1 Repurchase Agreement”) and the related Series 2021-SAVF1 Pricing Side Letter, dated as of November 15, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2021-SAVF1 Pricing Side Letter”), and (c) that certain Series 2021-PIAVF1 Master Repurchase Agreement, dated as of February 10, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2021-PIAVF1 Repurchase Agreement,” and together with the Series 2017-VF1 Repurchase Agreement and the Series 2021-SAVF1 Repurchase Agreement, the “Repurchase Agreements”), and the related Series 2021-PIAVF1 Pricing Side Letter, dated as of February 10, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2021-PIAVF1 Pricing Side Letter,” and together with the Series 2017-VF1 Pricing Side Letter and the Series 2021-SAVF1 Pricing Side Letter, the “Pricing Side Letters” and together with the Repurchase Agreements, “VFN Repurchase Documents”). The primary purposes of the Omnibus Amendment were to (a) extend the maturity date of the financing facility until January 30, 2024, (b) delete references in the VFN Repurchase Documents to the Master Repurchase Agreement, dated as of March 10, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Atlas MRA”), by and among the Company, the Administrative Agent, the Buyer and the other buyers party thereto, (c) to update the Maximum Purchase Price and (d) to transfer certain financial terms from the Atlas MRA to the VFN Repurchase Documents.

The foregoing description of the Omnibus Amendment does not purport to be complete and is subject to, and qualified in its entirety, by reference to the full text of the Omnibus Amendment, which is attached to this report as Exhibit 10.1.

Item 1.02. Termination of a Material Definitive Agreement

On November 1, 2023, the Company chose not to renew its Master Repurchase Agreement, dated as of March 10, 2017 as amended, restated, supplemented or otherwise modified from time to time the (“Atlas MRA”), by and among the Company, as the seller, Atlas Securitized Products, L.P., as the administrative agent and a buyer (“Atlas”) , and Atlas Securitized Products Investments 3, L.P., (“Investments 3”), Atlas Securitized Products Funding 2, L.P. (“Funding 2”), and Nexera Holding LLC (‘Nexera” and together with Atlas, Investments 3 and Funding 2, the “Buyers”), as buyers, pursuant to which the Company would sell to, and later repurchase from, the Buyers, the Company’s beneficial right, title and interest in and to certain residential mortgage loans.

No borrowings are currently outstanding under the Atlas MRA and the Company did not incur any termination penalties as a result of the termination of the Atlas MRA.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Joint Omnibus Amendment No. 4, dated as of November 1, 2023, to the Series 2017-VF1 Repurchase Agreement, Amendment No. 2 to the Series 2021-PIAVF1 Repurchase Agreement, Amendment No. 3 to the Series 2021-SAVF1 Repurchase Agreement, Amendment No. 6 to the Series 2017-VF1 Pricing Side Letter, Amendment No.4 to the Series 2021-PIAVF1 Pricing Side Letter and the Series 2021-SAVF1 Pricing Side Letter by and among Atlas Securitized Products, L.P. as administrative agent, Nexera Holding LLC, as the buyer, and loanDepot, Inc., as seller.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

loanDepot, Inc.

By:	/s/ David Hayes
Name: David Hayes
Title: Chief Financial Officer

Date: November 7, 2023